UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 5, 2016, Digimarc Corporation (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement with Needham & Company, LLC and Cowen and Company, LLC, as representatives of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”), which provides for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriters of 1,233,333 shares of our common stock, $0.001 par value per share. The shares in the Offering will be sold at a public offering price of $30.00 per share, and purchased by the Underwriters from us at a price of $28.275 per share. We have also granted the Underwriters an option to purchase, severally and not jointly, up to 185,000 additional shares of our common stock at the same price per share for the purpose of covering over-allotments made in connection with the Offering, if any. The net offering proceeds to the Company from the sale of the shares are estimated to be approximately $34,572,500, after deducting underwriting discounts and commissions and other estimated offering expenses, but excluding any exercise of the over-allotment option.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-196032) and the prospectus dated June 2, 2014 included in such registration statement, as supplemented by a preliminary prospectus supplement dated August 4, 2016 and a final prospectus supplement dated August 5, 2016.

The Offering is expected to close on or about August 10, 2016, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to specified exceptions. The Underwriting Agreement has been filed as Exhibit 1.1 hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the registration statement, preliminary prospectus supplement and final prospectus supplement for a complete understanding of the terms and conditions of the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Perkins Coie LLP, Portland, Oregon relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events

On August 5, 2016, Digimarc Corporation issued a press release announcing the pricing of the Company’s public offering of its common stock. The full text of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 5, 2016.

5.1	Opinion of Perkins Coie LLP, counsel to Digimarc Corporation.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press Release issued by Digimarc Corporation, dated August 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016

By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 5, 2016.

5.1	Opinion of Perkins Coie LLP, counsel to Digimarc Corporation.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press Release issued by Digimarc Corporation, dated August 5, 2016.